UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2018

Lonestar Resources US Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37670	81-0874035
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

600 Bailey Avenue, Suite 200

Fort Worth, Texas 76107

(Address of principal executive office) (Zip Code)

(817) 921-1889

(Registrants’ telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Indenture and Senior Notes

On January 4, 2018, Lonestar Resources America, Inc. (“LRAI”), a subsidiary of Lonestar Resources US Inc. (the “Company”), closed its previously announced offering of $250.0 million aggregate principal amount of 11.250% senior notes due 2023 (the “Notes”). The Notes were issued under the Indenture, dated as of January 4, 2018, by and among LRAI, the subsidiary guarantors named therein and UMB Bank, N.A., as trustee (the “Indenture”). The Notes are fully and unconditionally guaranteed on a senior unsecured basis by each of LRAI’s current subsidiaries that guarantee LRAI’s revolving credit facility.  The Notes are not guaranteed by the Company and the Company is not subject to the terms of the Indenture.

Interest and Maturity

The Notes will mature on January 1, 2023.  The Notes bear interest at the rate of 11.250% per annum, payable in cash semi-annually in arrears on each January 1 and July 1, commencing July 1, 2018.

Optional Redemption

At any time prior to January 1, 2021, LRAI may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of the Notes with an amount of cash not greater than the net cash proceeds of certain equity offerings at a redemption price equal to 111.250% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption (subject to the right of holders of the Notes on the relevant record date to receive interest on the relevant interest payment date), provided that at least 65% of the aggregate principal amount of Notes originally issued under the Indenture remains outstanding immediately after such redemption and the redemption occurs within 180 days of the closing date of such equity offering.

At any time prior to January 1, 2021, LRAI may, on any one or more occasions, redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus a “make-whole” premium as of, and accrued and unpaid interest, if any, to, the date of redemption.

On and after January 1, 2021, LRAI may redeem the Notes, in whole or in part, at the redemption prices set forth below, plus accrued and unpaid interest, if any, to the date of redemption:

DATE	PERCENTAGE
January 1, 2021	108.438%
January 1, 2022	105.625%
July 1, 2022 and thereafter	100.000%

Change of Control

If LRAI experiences certain defined changes of control, each holder of Notes may require LRAI to repurchase all or a portion of its Notes for cash at a price equal to 101% of the aggregate principal amount of such Notes, plus any accrued and unpaid interest to the date of repurchase.

Certain Covenants

The Indenture contains covenants that, among other things and subject to certain exceptions and qualifications, limit LRAI’s ability and the ability of LRAI’s restricted subsidiaries to: (i) incur or guarantee additional indebtedness or issue certain types of preferred stock; (ii) pay dividends on capital stock or redeem, repurchase or retire capital stock or subordinated indebtedness; (iii) transfer or sell assets; (iv) make investments; (v) create certain liens; (vi) enter into agreements that restrict dividends or other payments from their subsidiaries to them; (vii) consolidate, merge or transfer all or substantially all of their assets; (viii) engage in transactions with affiliates; and (ix) create unrestricted subsidiaries.

Events of Default

Upon an Event of Default (as defined in the Indenture), the trustee or the holders of at least 25% of the aggregate principal amount of then outstanding Notes may declare the Notes immediately due and payable, except that a default resulting from certain events of bankruptcy or insolvency with respect to LRAI, any restricted subsidiary of LRAI that is a significant subsidiary or any group of restricted subsidiaries that, taken together, would constitute a significant subsidiary, will automatically cause all outstanding Notes to become due and payable.

The foregoing description of the Indenture is qualified in its entirety by reference to the Indenture, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Credit Agreement Amendment

Effective as of January 4, 2018, LRAI entered into the Limited Waiver, Borrowing Base Redetermination Agreement, and Amendment No. 7 (the “Amendment”), among itself, the subsidiary guarantors party thereto, the several banks and other financial institutions party thereto and Citibank, N.A., in its capacity as administrative agent for the lenders (the “Administrative Agent”) to that certain Credit Agreement dated as of July 28, 2015 (as amended by the Amendment and as otherwise amended or modified from time to time prior to the Amendment, the “Credit Agreement”), by and among LRAI, the several banks and other financial institutions party thereto from time to time and the Administrative Agent to (a) maintain the borrowing base of $160 million until redetermined or adjusted in accordance with the Credit Agreement, (b) waive the borrowing base redetermination that would otherwise have occurred in connection with the incurrence of Notes and (c) amend certain other provisions of the Credit Agreement as more specifically set forth in the Amendment.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated into this Item 2.03 by reference.

Item 7.01 Regulation FD Disclosure.

On January 9, 2018, the Company issued a press release announcing the closing of the notes offering and the Amendment.  A copy of the press release is included as Exhibit 99.1 hereto and incorporated herein by reference.

The information furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act, unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of January 4, 2018, by and among Lonestar Resources America Inc., the subsidiary guarantors named therein and UMB Bank, N.A., as Trustee.
10.1

Limited Waiver, Borrowing Base Redetermination Agreement, and Amendment No. 7 to Credit Agreement, dated as of January 4, 2018, by and among Lonestar Resources America Inc., the subsidiary guarantors party thereto, the lenders party thereto and Citibank, N.A., as administrative agent and issuing bank

99.1	Press Release, dated January 9, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lonestar Resources US Inc.

Dated: January 9, 2018	By:	/s/ Frank D. Bracken III
		Name:	Frank D. Bracken III
		Title:	Chief Executive Officer